Exhibit 10.62
April 8, 2005
Brian Reagan
1853 Orchard Hill
St. Paul, MN 55118

Re:	Amendment to Change of Control Severance Agreement
Dear Brian:
Reference is made to that certain Form of Change of Control Severance Agreement, dated as of June 14, 2004 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Agreement.
This letter shall serve to amend the time in which the Company must provide you with the Offer or Termination Advice.
The phrase “thirty (30) days after the Change in Control” contained in the last sentence of the first paragraph of Section 1 of the agreement is hereby deleted, and substituted therefor shall be the phrase “fifteen (15) days following the approval of the Offer by the Company’s Board of Directors or its Compensation Committee”.
Except as modified hereby, the Agreement shall remain unmodified and in full force and effect.
Kindly signify your agreement to the foregoing by signing your name in the place indicated below.
Very truly yours,
/s/  Barry A. Posner
Barry A. Posner
Executive Vice President and General Counsel
Agreed to and Accepted By:
/s/ Brian Reagan

Brian Reagan